Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference of our report dated March 3, 2006 (except Note 19 as to which the date is October 6, 2006) on the consolidated financial statements of Infinity Energy Resources, Inc. included in this Form 8-K, into the Company’s previously filed Registration Statements on Form S-3 (file nos. 333-15723, 333-52742, 333-121648, 333-112849, 333-69292, 333-96671 and 333-133071) and on Form S-8 (file nos. 333-31950, 333-117390, 333-107838, 333-96691, 333-71590, 333-44898 and 333-127934) and any prospectus, amendment or supplements thereto.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
October 6, 2006